Exhibit 4.3

Execution Version

FRANKLIN RESOURCES, INC.

Officer’s Certificate

Regarding Issuance of Additional 1.600% Notes due 2030

and

Establishing the Terms of the 2.950% Notes due 2051

The undersigned, Matthew Nicholls, Executive Vice President and Chief Financial Officer of Franklin Resources, Inc. (the “Company”), a Delaware corporation, hereby certifies on behalf of the Company pursuant to Sections 2.01, 3.01, 3.03 and 15.01 of the Indenture, dated as of October 6, 2020 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as follows:

1.	The Indenture has been duly and validly authorized, executed and delivered by the Company.

2.

Additional 1.600% Notes due 2030. The issuance of additional Securities designated as 1.600% Notes due 2030 in an aggregate principal amount of $100,000,000 (the “Additional 2030 Notes”) has been approved and authorized in accordance with the provisions of the Indenture pursuant to resolutions of the Board of Directors.

a.

The Additional 2030 Notes shall have the same terms as the series of Securities designated as “1.600% Notes due 2030” established pursuant to that certain Officer’s Certificate, dated October 19, 2020 (the “Existing 2030 Notes”), other than the following terms:

i.	The issue date of the Additional 2030 Notes is August 12, 2021.

ii.	Interest on the Additional 2030 Notes will accrue from and including April 30, 2021.

iii.

Interest on the Additional 2030 Notes will be paid on April 30 and October 30 of each year, commencing on October 30, 2021. The interest payment to be made on the Additional 2030 Notes on October 30, 2021 will include pre-issuance accrued interest from and including April 30, 2021 to but excluding the issue date.

b.	The Additional 2030 Notes shall have the same CUSIP number as the Existing 2030 Notes and shall be fungible with the Existing 2030 Notes for U.S. federal income tax and securities law purposes.

c.	The Additional 2030 Notes and the Existing 2030 Notes shall constitute a single series of Securities under the Indenture.

d.

The Additional 2030 Notes will initially be issued in the form of one Global Security in the name of Cede & Co., as nominee of The Depository Trust Company. The Depository Trust Company shall serve as the Depositary for such Global Security.

e.

The Additional 2030 Notes shall have such additional terms and provisions as are set forth in Exhibit A hereto, all of which terms and provisions are incorporated by reference in and made a part of this Officer’s Certificate as if set forth in full herein.

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3.

2.950% Notes due 2051. The issuance of a series of Securities designated as 2.950% Notes due 2051 in an initial aggregate principal amount of $350,000,000 (the “2051 Notes”) has been approved and authorized in accordance with the provisions of the Indenture pursuant to resolutions of the Board of Directors.

a.	The terms of the 2051 Notes shall be as follows:

i.	The title of the 2051 Notes shall be the “2.950% Notes due 2051.”

ii.

The aggregate principal amount of 2051 Notes which may be authenticated and delivered under the Indenture is initially limited to $350,000,000 (except for 2051 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other 2051 Notes pursuant to Sections 3.04, 3.06, 4.06 or 13.05 of the Indenture).

iii.	The 2051 Notes will mature on August 12, 2051.

iv.

The 2051 Notes will bear interest at the annual rate of 2.950%. Interest on the 2051 Notes will accrue from August 12, 2021 or from the most recent interest payment date to which interest has been paid or duly provided for and will be payable semi-annually in arrears on February 12 and August 12 of each year, commencing February 12, 2022 to the Holders in whose names the 2051 Notes are registered at the close of business on the immediately preceding February 1 and August 1, respectively, subject to certain exceptions set forth in the form of the 2051 Notes attached hereto as Exhibit B. The amount of interest payable on the 2051 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

v.	The 2051 Notes shall be redeemable, as a whole or in part, at the option of the Company at any time as described in Exhibit B, and are not subject to a sinking fund.

vi.	The 2051 Notes will be the unsecured and unsubordinated obligation of the Company and rank equal in right of payment to all other unsubordinated indebtedness of the Company.

vii.

Payments of principal of, premium, if any, or interest with respect to the 2051 Notes shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

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viii.	The 2051 Notes are issuable in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

ix.	The 2051 Notes shall be dischargeable and defeasible in whole or in part pursuant to the terms of the Indenture, including, without limitation Sections 11.01 and 11.02 of the Indenture.

x.

The 2051 Notes will initially be issued in the form of one Global Security in the name of Cede & Co., as nominee of The Depository Trust Company. The Depository Trust Company shall serve as the Depositary for such Global Security.

xi.

The 2051 Notes shall have such additional terms and provisions as are set forth in Exhibit B hereto, all of which terms and provisions are incorporated by reference in and made a part of this Officer’s Certificate as if set forth in full herein.

b.	The Trustee shall initially be appointed as the Paying Agent and Registrar with respect to the 2051 Notes.

4.	Form of Notes.

a.

Attached hereto as Exhibit A is a true, correct and complete specimen of the form of the Additional 2030 Note, which complies with the resolutions of the Board of Directors referred to below and which establishes the form and terms of the Additional 2030 Notes as required by Sections 2.01 and 3.01 of the Indenture.

b.

Attached hereto as Exhibit B is a true, correct and complete specimen of the form of the 2051 Note, which complies with the resolutions of the Board of Directors referred to below and which establishes the form and terms of the 2051 Notes as required by Sections 2.01 and 3.01 of the Indenture.

5.

I have read and reviewed the relevant provisions of the Indenture including, but not limited to Sections 2.01, 3.01 and 15.01 of the Indenture and the definitions set forth in the Indenture as to terms used in those sections, setting forth the conditions relating to the authentication and delivery by the Trustee of the Additional 2030 Notes and the 2051 Notes and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate to enable me to express an informed opinion as to whether such covenants or conditions have been complied with. Based on the foregoing, in my opinion, (i) I have made such examination or investigation as is necessary for me to express an informed opinion as to whether the covenants and conditions precedent to the execution by the Company and authentication and delivery by the Trustee of the Additional 2030 Notes and the 2051 Notes have been complied with and (ii) all such covenants and conditions precedent to the issuance by the Company

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and the authentication and delivery by the Trustee of the Notes, as requested in the Company Order, dated as of the date hereof, pursuant to which the Company has requested that the Trustee authenticate and deliver the Additional 2030 Notes and the 2051 Notes, have been complied with in accordance with the terms of the Indenture.

Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Indenture.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate on August 12, 2021.

FRANKLIN RESOURCES, INC.

By:	/s/ Matthew Nicholls
Name:	Matthew Nicholls
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Officer’s Certificate (Indenture)]

EXHIBIT A

Form of Additional 2030 Note

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

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FRANKLIN RESOURCES, INC.

1.600% Notes due 2030

Certificate No. [•]	CUSIP: 354613 AL5 ISIN: US354613AL54

Interest Payment Dates: April 30 and October 30 of each year, commencing October 30, 2021.

Record Dates: April 15 and October 15 preceding each Interest Payment Date

Interest Rate: 1.600% per annum

Original Issue Date: [•]	Maturity Date: October 30, 2030

FRANKLIN RESOURCES, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO., as nominee of The Depositary Trust Company (the “Depositary”), or registered assigns, the principal sum of [•] ($[•]) on the Maturity Date specified above or upon earlier redemption or repayment at the Corporate Trust Office, or such other location or locations as may be provided for pursuant to the Indenture referred to herein, in such coin, currency or currency unit specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually on the Interest Payment Dates in each year and on the Maturity Date or upon earlier redemption or repayment; commencing on October 30, 2021 on said principal sum at the Interest Rate specified above from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from April 30, 2021, until the principal hereof becomes due and payable. If any Interest Payment Date, the Maturity Date or a date fixed for redemption or repayment is not a Business Day (as hereinafter defined), then the related payment of interest and/or principal on such date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Maturity Date or on the date fixed or redemption or repayment, as the case may be, and no further interest shall accrue in respect of the delay.

For purposes of this Note, “Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day that in the Borough of Manhattan, New York City is either a legal holiday or a day on which the federal or state banking institutions located therein are authorized or obligated by law, executive order or regulation to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date (whether or not a Business Day) immediately preceding such Interest Payment Date and interest payable on the Maturity Date or upon earlier redemption or repayment will be payable to the Holder to whom principal is payable. Payment of principal, interest and premium, if any, on this Note will be made, if at maturity or upon earlier redemption or repayment, on the Maturity Date or the date fixed for redemption or repayment, as applicable, upon surrender of this Note at the office of the Paying Agent. All such payments shall be made in immediately available funds, provided that this Note is presented to the Paying Agent in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Payment of interest on this Note (other than interest paid on the Maturity Date or upon earlier redemption or repayment) will be made by wire transfer to the Holder entitled thereto appearing on the register for the Notes on the applicable Record Date; provided that such Holder shall have designated such account by written notice to the Trustee no later than the Record Date preceding the applicable Interest Payment Date. Notwithstanding the foregoing, payments of principal, interest and premium, if any, on Global Securities shall be made in accordance with the Depositary’s procedures. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture referred to on the reverse hereof.

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Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association, shall act as Paying Agent and Registrar with respect to the Notes. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee.

Interest will be computed on the basis of a 360-day year of twelve 30-day months.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

AGENCY FOR TRANSFER, EXCHANGE AND PAYMENT: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

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IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name by its duly authorized officers.

Dated:

FRANKLIN RESOURCES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Date of authentication:

REVERSE OF NOTE

1.600% Notes due 2030

This Note is one of a duly authorized issue of a series of notes of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of October 6, 2020 (the “Indenture”), duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The Securities may be issued in one or more series, which different series (and which securities issued within each series) may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking fund, amortization or analogous provisions (if any), may be subject to different Events of Default (as defined in the Indenture) and may otherwise vary as in the Indenture provided.

This Note is an additional Security (the “Additional Security”) in aggregate principal amount of $100,000,000 issued in addition to the original series designated as “1.600% Notes due 2030” (the “Notes”) of the Company previously issued under the Indenture and that certain Officer’s Certificate, dated October 19, 2020 (the “Original Securities”). The Original Securities and the Additional Securities are treated as a single class of securities under the Indenture.

The Company may, from time to time, without the consent of the Holders of the Notes issue additional Securities under the Indenture having the same terms (other than the issue date, the public offering price and, if applicable, the initial interest payment date and initial interest accrual date) and with the same CUSIP number as the Notes in an unlimited aggregate principal amount, provided that no such additional Notes may be issued with the same CUSIP number unless such Notes will be fungible with the notes for U.S. federal income tax and securities law purposes. Any additional Securities having those similar terms, together with the previously issued Notes, will constitute a single series of Securities under the Indenture.

This Note is the unsecured and unsubordinated obligation of the Company and ranks equal in right of payment to all other unsubordinated indebtedness of the Company. The Notes will be issuable in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

This Note is not subject to any sinking fund.

Optional Redemption

At the Company’s option, the Notes may be redeemed, in whole or in part, by the Company at the applicable redemption price described below:

(a)

At any time before the Par Call Date (as defined below), the Notes may be redeemed at a redemption price, equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption), assuming for such purpose that the Notes mature on the Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption.

(b)

At any time on or after the Par Call Date, the Notes may be redeemed at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming for such purpose that the Notes mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes (assuming for such purpose that the Notes mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Par Call Date” means July 30, 2030.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.

“Reference Treasury Dealer” means each of BofA Securities, Inc. and Citigroup Global Markets Inc. or their respective affiliates that are Primary Treasury Dealers, and two other Primary Treasury Dealers selected by the Company, and each of their respective successors that are Primary Treasury Dealers; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

Notice of any redemption will be given by the Company or, at the Company’s request, by the Trustee in the Company’s name and at the Company’s expense, at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes. On or before a redemption date, the Company will deposit with the Paying Agent (or the Trustee) money sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot and in accordance with the applicable Depository procedures.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Miscellaneous

The Notes are subject to the discharge and defeasance provisions set forth in the Indenture, including without limitation, Section 11.01 and Section 11.02 of the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.

Upon due presentment for registration of transfer of this Note at the office of the Paying Agent or at such other office or agency as is designated by the Company, a new Note or Notes of authorized denominations for like aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith; provided, however, that this Note is exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be eligible or in good standing under the Exchange Act, or other applicable statutes or regulations, and the Company does not appoint a successor Depositary within 90 days after the Company received such notice or becomes aware of such ineligibility or lack of good standing or (ii) the Company in its sole discretion determines that this Note shall be exchanged for certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged.

The Company will pay any administrative costs imposed by banks in connection with making payments on this Note by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder hereof.

The Company, the Trustee and any agent of the Company or the Trustee shall deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, partner, stockholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or of any predecessor or successor entity, either directly or through the Company or any predecessor or successor entity, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Undefined terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — Custodian

(Cust) (Minor)

under Uniform Gifts to Minors Act

(State) Additional abbreviations may also be used though not in the above list

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within Note of FRANKLIN RESOURCES, INC. and hereby does irrevocably constitute and appoint

Attorney to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

EXHIBIT B

Form of 2051 Note

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

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FRANKLIN RESOURCES, INC.

2.950% Notes due 2051

Certificate No. [•]	CUSIP: 354613 AM3
ISIN: US354613AM3

Interest Payment Dates: February 12 and August 12 of each year, commencing February 12, 2022

Record Dates: February 1 and August 1 preceding each Interest Payment Date

Interest Rate: 2.950% per annum

Original Issue Date: [•]	Maturity Date: August 12, 2051

FRANKLIN RESOURCES, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO., as nominee of The Depositary Trust Company (the “Depositary”), or registered assigns, the principal sum of [•] ($[•]) on the Maturity Date specified above or upon earlier redemption or repayment at the Corporate Trust Office, or such other location or locations as may be provided for pursuant to the Indenture referred to herein, in such coin, currency or currency unit specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually on the Interest Payment Dates in each year and on the Maturity Date or upon earlier redemption or repayment; commencing on February 12, 2022 on said principal sum at the Interest Rate specified above from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof becomes due and payable. If any Interest Payment Date, the Maturity Date or a date fixed for redemption or repayment is not a Business Day (as hereinafter defined), then the related payment of interest and/or principal on such date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Maturity Date or on the date fixed or redemption or repayment, as the case may be, and no further interest shall accrue in respect of the delay.

For purposes of this Note, “Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day that in the Borough of Manhattan, New York City is either a legal holiday or a day on which the federal or state banking institutions located therein are authorized or obligated by law, executive order or regulation to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date (whether or not a Business Day) immediately preceding such Interest Payment Date and interest payable on the Maturity Date or upon earlier redemption or repayment will be payable to the Holder to whom principal is payable, except that, if this Note is issued between a Record Date and the initial Interest Payment Date relating to such Record Date, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid to the Holder to whom this Note shall have been originally issued. Payment of principal, interest and premium, if any, on this Note will be made, if at maturity or upon earlier redemption or repayment, on the Maturity Date or the date fixed for redemption or repayment, as applicable, upon surrender of this Note at the office of the Paying Agent. All such payments shall be made in immediately available funds, provided that this Note is presented to the Paying Agent in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Payment of interest on this Note (other than interest paid on the Maturity Date or upon earlier redemption or repayment) will be made by wire transfer to the Holder entitled thereto appearing on the register for the Notes on the applicable Record Date; provided that such Holder shall have designated such account by written notice to the Trustee no later than the Record Date preceding the applicable Interest Payment Date. Notwithstanding the foregoing, payments of principal, interest and premium, if any, on Global Securities shall be made in accordance with the Depositary’s procedures. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture referred to on the reverse hereof.

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Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association, shall act as Paying Agent and Registrar with respect to the Notes. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee.

Interest will be computed on the basis of a 360-day year of twelve 30-day months.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

AGENCY FOR TRANSFER, EXCHANGE AND PAYMENT: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

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IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name by its duly authorized officers.

Dated:

FRANKLIN RESOURCES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Date of authentication:

REVERSE OF NOTE

2.950% Notes due 2051

This Note is one of a duly authorized issue of a series of notes of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of October 6, 2020 (the “Indenture”), duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The Securities may be issued in one or more series, which different series (and which securities issued within each series) may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking fund, amortization or analogous provisions (if any), may be subject to different Events of Default (as defined in the Indenture) and may otherwise vary as in the Indenture provided.

This Note is one of a series designated as “2.950% Notes due 2051” (the “Notes”) of the Company, initially limited in aggregate principal amount to $350,000,000. The Company may, from time to time, without the consent of the Holders of the Notes issue additional Securities under the Indenture having the same terms (other than the issue date, the public offering price and, if applicable, the initial interest payment date and initial interest accrual date) and with the same CUSIP number as the Notes in an unlimited aggregate principal amount, provided that no such additional Notes may be issued with the same CUSIP number unless such Notes will be fungible with the notes for U.S. federal income tax and securities law purposes. Any additional Securities having those similar terms, together with the previously issued Notes, will constitute a single series of Securities under the Indenture.

This Note is the unsecured and unsubordinated obligation of the Company and ranks equal in right of payment to all other unsubordinated indebtedness of the Company. The Notes will be issuable in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

This Note is not subject to any sinking fund.

Optional Redemption

At the Company’s option, the Notes may be redeemed, in whole or in part, by the Company at the applicable redemption price described below:

(c)

At any time before the Par Call Date (as defined below), the Notes may be redeemed at a redemption price, equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption), assuming for such purpose that the Notes mature on the Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption.

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(d)

At any time on or after the Par Call Date, the Notes may be redeemed at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming for such purpose that the Notes mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes (assuming for such purpose that the Notes mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Par Call Date” means February 12, 2051.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.

“Reference Treasury Dealer” means each of BofA Securities, Inc. and HSBC Securities (USA) Inc. or their respective affiliates that are Primary Treasury Dealers, and two other Primary Treasury Dealers selected by the Company, and each of their respective successors that are Primary Treasury Dealers; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

Notice of any redemption will be given by the Company or, at the Company’s request, by the Trustee in the Company’s name and at the Company’s expense, at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes. On or before a redemption date, the Company will deposit with the Paying Agent (or the Trustee) money sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot and in accordance with the applicable Depository procedures.

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Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Miscellaneous

The Notes are subject to the discharge and defeasance provisions set forth in the Indenture, including without limitation, Section 11.01 and Section 11.02 of the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.

Upon due presentment for registration of transfer of this Note at the office of the Paying Agent or at such other office or agency as is designated by the Company, a new Note or Notes of authorized denominations for like aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith; provided, however, that this Note is exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be eligible or in good standing under the Exchange Act, or other applicable statutes or regulations, and the Company does not appoint a successor Depositary within 90 days after the Company received such notice or becomes aware of such ineligibility or lack of good standing or (ii) the Company in its sole discretion determines that this Note shall be exchanged for certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged.

The Company will pay any administrative costs imposed by banks in connection with making payments on this Note by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder hereof.

The Company, the Trustee and any agent of the Company or the Trustee shall deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, partner, stockholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or of any predecessor or successor entity, either directly or through the Company or any predecessor or successor entity, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Undefined terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — Custodian

(Cust)    (Minor)

under Uniform Gifts to Minors Act

(State) Additional abbreviations may also be used though not in the above list

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within Note of FRANKLIN RESOURCES, INC. and hereby does irrevocably constitute and appoint

Attorney to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.